UNION SECURITY INSURANCE COMPANY
VARIABLE ACCOUNT D
File No. 033-63935
TD Waterhouse Variable Annuity

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
SEPARATE ACCOUNT A
File No. 333-20343
TD Waterhouse Variable Annuity

UNION SECURITY INSURANCE COMPANY
File No. 333-224348
TD Waterhouse Variable Annuity

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
File No. 333-224393
TD Waterhouse Variable Annuity

Supplement Dated February 27, 2020 to your Prospectus Dated May 1, 2019

Effective May 1, 2020, all references to VanEck VIP Unconstrained Emerging Markets Bond Fund in the Prospectus are deleted and replaced with VanEck VIP Emerging Markets Bond Fund.

This Supplement Should Be Retained With Your Prospectus For Future Reference.

HV-7784